Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Vitamin Blue, Inc.
Costa Mesa, California

We consent to the use in this Registration Statement on Form S-1 of Vitamin Blue, Inc. of our report dated September 16, 2009, relating to our audit of the financial statements as of and for the years ended December 31, 2008 and 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

HJ Associates & Consultants, LLP
Salt Lake City, Utah
February 10, 2010